UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 10, 2008, MEMC Electronic Materials, Inc. (the “Company”) entered into Amendment #1 to Solar Wafer Supply Agreement (the “Amendment”) with Conergy AG (“Conergy”). The Amendment amends the Solar Wafer Supply Agreement between the Company and Conergy, dated October 25, 2007 (the “Agreement”), pursuant to which the Company will sell solar grade silicon wafers to Conergy over a ten-year period, with pre-determined pricing, on a take or pay basis beginning in the third quarter of 2008. Under the terms of the Amendment, the Company will reduce by about half the volume of solar wafers to be supplied to Conergy, primarily in the later years of the contract, in consideration for slightly higher prices. Conergy will continue to advance funds to MEMC in the form of a refundable capacity reservation deposit, commensurate with the volumes in each year. All other terms and conditions from the Agreement remain unchanged.

The Company issued a press release on July 10, 2008, announcing the Amendment. A copy of that press release is furnished with this Form 8-K as Exhibit 99.1, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.   Exhibits.

(d)

Exhibit No.	Item
99.1	Press release dated July 10, 2008 furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: July 14, 2008	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Item

99.1	Press release dated July 10, 2008 furnished with this report.